Exhibit 10.3

Bridgeline Digital, Inc.

80 Blanchard Road

Burlington, MA 01803

January 7, 2015

Mr. Michael N. Taglich

c/o Taglich Brothers, Inc.

275 Madison Avenue, Suite 1618

New York, NY 10016

Dear Mr. Taglich:

This letter is being furnished in connection with the Term Note dated as of the date set forth above in principal amount of $500,000 executed and delivered by Bridgeline Digital, Inc. (the “Company”) to Michael N. Taglich (the “Note”) and the Personal Guaranty delivered by Michael N. Taglich to Bridge Bank, N.A. dated December 19, 2014, in order to guarantee obligations of the Company to Bridge Bank, N.A. (the “Guaranty”).

Effective as of the date first set forth above, the Company hereby covenants and agrees as follows:

1.

In the event the Guaranty remains outstanding for a period of more than twelve (12) months, on each anniversary of the date of issuance of the Guaranty while the Guaranty remains outstanding the Company will issue Mr. Taglich a warrant to purchase 150,000 shares of Common Stock of the Company, which warrant shall contain the same terms as the warrant issued to Mr. Taglich in December 2014.

2.	The Company acknowledges the right of subrogation held by Mr. Taglich, and confirms that such subrogation right is subject to the waiver of such right of subrogation contained in the Guaranty.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective or all purposes.

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SIGNATURE PAGE TO SIDE LETTER

Very truly yours,

Bridgeline Digital, Inc.

By:/s/Michael D. Prinn

      Michael D. Prinn

      Executive Vice President and

      Chief Financial Officer

Agreed and Accepted:

/s/Michael N. Taglich

Michael N. Taglich

SIGNATURE PAGE TO SIDE LETTER